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                          HCC INSURANCE HOLDINGS, INC.
                                  SUBSIDIARIES

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                                                                                                   STATE OR COUNTRY
         NAME                                                                                      OF INCORPORATION
         ----                                                                                      ----------------

1.       ASU International, Inc.                                                                   Massachusetts
2.       ASU International, LLC                                                                    Massachusetts
3.       Avemco Corporation                                                                        Delaware
4.       Avemco Insurance Company                                                                  Maryland
5.       Avemco Services, Inc.                                                                     Maryland
6.       Aviation & Marine Premium Acceptance Corporation                                          Texas
7.       Centris Insurance Company                                                                 Indiana
8.       Centris Underwriting Agencies, Inc.                                                       Indiana
9.       Eagles Aerobatic Flight Team, Inc.                                                        Wisconsin
10.      Eastern Aviation & Marine Underwriters, Inc.                                              Maryland
11.      HCC Acquisitions (U.K.) Limited                                                           United Kingdom
12.      HCC Acquisition Sub, Inc.                                                                 New York
13.      HCC Administrators, Inc.                                                                  Illinois
14.      HCC - ASU Acquisition Sub, Inc.                                                           Massachusetts
15.      HCC Aviation Insurance Group, Inc.                                                        Texas
16.      HCC Aviation, Ltd.                                                                        Texas
17.      HCC Benefits Corporation                                                                  Delaware
18.      HCC Employee Benefits, Inc.                                                               Delaware
19.      HCC Employer Services, Inc.                                                               Alabama
20.      HCC Employer Services, Inc.                                                               Illinois
21.      HCC Insurance Holdings, Inc.                                                              Texas
22.      HCC Intermediaries, Inc.                                                                  Texas
23.      HCC Intermediate Holdings, Inc.                                                           Delaware
24.      HCC Life Insurance Company                                                                Indiana
25.      HCC Reinsurance Company Limited                                                           Bermuda
26.      HCC Risk Management, Inc.                                                                 Indiana
27.      HCC Service Company, Ltd.                                                                 Texas
28.      HCC Service Delaware, LLC                                                                 Delaware
29.      HCC Strategic Investments, LLC                                                            Delaware
30.      HCC Underwriters, a Texas Corporation                                                     Texas
31.      HCCS Corporation                                                                          Delaware
32.      Houston Casualty Company                                                                  Texas
33.      Intellicare, Inc.                                                                         Alabama
34.      Interra, Inc.                                                                             Indiana
35.      Interra Reinsurance Group, Inc.                                                           Indiana
36.      LDG Insurance Agency Incorporated                                                         Massachusetts
37.      LDG Re (London ) Ltd.                                                                     United Kingdom
38.      LDG Re Worldwide Limited                                                                  Delaware
39.      LDG Reinsurance Corporation                                                               Massachusetts
40.      Loss Management, Inc.                                                                     Delaware
41.      Loss Management Services, Inc.                                                            Maryland
42.      Marshall Adjusting, Corp.                                                                 New York
43.      Marshall Rattner, Inc.                                                                    New York
44.      Merger Sub, Inc.                                                                          Texas
45.      National Insurance Underwriters                                                           Arkansas
46.      PEPYS Holdings Limited                                                                    United Kingdom
47.      PEPYS Management Services Limited                                                         United Kingdom
48.      Premier Risk Services Limited                                                             United Kingdom
49.      Professional Indemnity Agency, Inc.                                                       New Jersey
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

50.      Professional Indemnity Agency, Inc. of New York                                           New York
51.      Professional Intermediaries Associates, Inc. d/b/a/PIA Re                                 New York
52.      Rattner MacKenzie Insurance Services (Guernsey) Ltd.                                      Guernsey
53.      Rattner Mackenzie Limited                                                                 United Kingdom
54.      Rattner MacKenzie Limited (RML) (Exempted) Co.                                            Jordan
55.      SBS Insurance Holdings, a Texas Corporation                                               Texas
56.      Select Benefits, Inc.                                                                     Indiana
57.      Signal Aviation Insurance Services, Inc.                                                  Nevada
58.      Special Risk Advisors International, LLC                                                  Georgia
59.      Specialty Insurance Underwriters, Inc.                                                    Missouri
60.      Specialty Reinsurance Intermediaries, Inc.                                                Massachusetts
61.      The Centris Group, Inc.                                                                   Delaware
62.      The Schanen Consulting Group, LLC                                                         Georgia
63.      The Wheatley Group, Ltd.                                                                  New York
64.      TMD Rattner, LLC                                                                          New York
65.      TTR, L.L.C.                                                                               New York
66.      USBenefits Insurance Services, Inc.                                                       California
67.      US Holdings, Inc.                                                                         Delaware
68.      U.S. Specialty Insurance Company                                                          Texas
69.      VASA Brougher, Inc.                                                                       Indiana
70.      VASA Insurance Group, Inc.                                                                Indiana
71.      VASA North America, Inc.                                                                  Indiana
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